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                                                                    EXHIBIT 10.8

                          COMMERCIAL LEASE AGREEMENT

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
TABLE OF CONTENTS                                            EXHIBITS AND ADDENDA.  Any exhibit or addendum attached to this
Article                                               Page   Lease is incorporated as a part of this Lease for all purposes.
1   Defined Terms                                       1    Any term not specifically defined in the Addenda shall have the
2.  Lease and Lease Term                                2    same meaning given to it in the body of this Lease.  To the
3.  Rent and Security Deposit                           2    extent any provisions in the body of this Lease conflict with the
4.  Taxes                                               3    Addenda, the Addenda shall control.
5.  Insurance and Indemnity                             3
6.  Use of Demised Premises                             4    [Check all boxes which apply.  Boxes not checked do not apply.]
7.  Property Condition, Maintenance, Repairs and        5
    Alterations                                              [X] Exhibit A  Survey and/or Legal Description of the Property
8.  Damage or Destruction                               6    [X] Exhibit B  Floor Plan and/or Site Plan
9.  Condemnation                                        7
10. Assignment and Subletting                           7    [X] Addendum A  Expense Reimbursement
11. Default and Remedies                                7    [X] Addendum B  Renewal Options
12. Landlord's Contractual Lien                         9    [X] Addendum C  Right of First Refusal for Additional Space
13. Protection of Lenders                               9    [DELETED]
14. Environmental Representations and Indemnity        10    [DELETED]
15. Professional Service Fees                          10    [X] Addendum F  Construction of Improvements
16. Miscellaneous                                      11    [X] Addendum G  Rules and Regulation
17. Additional Provisions                              13    [X] Addendum H  Other Rent Schedule
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IN CONSIDERATION of the terms, provisions and agreements contained in this
Lease, the parties agree as follows:

ARTICLE ONE: DEFINED TERMS. As used in this Commercial Lease Agreement (the "Lease"), the terms set forth in this Article One have the following respective meanings:

1.01. Effective Date: The last date beneath the signatures of Landlord and Tenant on page 13 below.

1.02.   Landlord: CONNELL DEVELOPMENT CO.
        Address: P.O. Box 541057, Dallas, Texas 75354-1057 (Location - 2351 W. Northwest Hwy., Suite 2301, Dallas, Texas 75220)
        Telephone: 214/357-4694         Fax: 214/357-4953

1.03.   Tenant:  CHEAP TICKETS, INC.
        Address: 1440 Kapiolani Blvd., Suite 800, Honolulu, Hawaii 96814
        Telephone:  808/945-7439   Fax: 808/946-5993

1.04.   Demised Premises: MOUNTAIN SHADOWS BUSINESS PARK - BUILDING I
     A. Address: 4805 N. 30th Street, Colorado Springs, CO 80903 in: El Paso County, Colorado

     B. Legal Description: The property on which the Demised Premises is situated (the "Property" is more particularly
        [DELETED]described on Exhibit A, SURVEY AND/OR LEGAL DESCRIPTION.

     C. Floor Plan or Site Plan: Being a floor area of approximately 25,000 square feet [DELETED]being more particularly shown in outline form on Exhibit B, FLOOR PLAN AND/OR SITE PLAN. The final floor plan and square footage shall be determined upon approval of detailed plans and specifications to be prepared by Landlord as part of the Tenant Occupancy Expense.

     D. Tenant's pro rata share of the Property.* [See Addendum A, EXPENSE REIMBURSEMENT, if applicable]
        *shall be based on the square footage [DELETED] contained in the Demised Premises in proportion to the square footage in the Building 1 area.

1.05. Lease Term: Ten (10) years and No (0) months beginning on approximately June 1, 1999 (the "Commencement Date") and
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ending on approximately May 31, 2009 the "Expiration Date").

1.06. Base Rent: $11.50 per square foot with two percent (2%) annual increases, approximately $3,119,294.85 total Base Rent for the Lease Term payable in monthly installments [DELETED] in advance as per the Rent Schedule attached hereto as Addendum H (to be updated with the Commencement Date letter to incorporate the actual commencement date and the final square footage. (The total amount of Rent is defined in Section 3.01.)

1.07.   [DELETED]

1.08.   Security Deposit: $32,069.93 due upon execution of this Lease). [See
Section 3.04]

1.09. Permitted Use: General office or uses compatible with the building. [See Section 6.01]

1.10. Party to whom Tenant is to deliver payments under this Lease [check one]: [X] Landlord, [_] Principal Broker, or [_] Other Landlord may designate in writing the party authorized to act on behalf of Landlord to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in writing.

1.11. Principal Broker: BACH COMMERCIAL BROKERAGE COMPANY acting as [check one] [X] agent for Landlord exclusively, [_] agent for Tenant exclusively, [_] an intermediary.
Principal Broker's Address: 2 North Cascade Avenue, Suite 680, Colorado Springs, CO 80903-1626
Telephone: 719/442-2000   Fax: 719/442-0649

1.12. Cooperating Broker: PALMER McALLISTER CO. acting as [check one] [_] agent for Landlord exclusively, [X] agent for Tenant exclusively, [_] an intermediary.
Cooperating Broker's Address: 6 North Tejon Street, Suite 500, Colorado Springs, CO 80903-1597
Telephone:                Fax:

1.13.   DELETED
A.      DELETED
B.      DELETED

1.14. Acceptance: The number of days for acceptance of this offer is Ten (10) days. (See Section 16.14]

ARTICLE TWO:  LEASE AND LEASE TERM

2.01. Lease of Demised Premises for Lease Term. Landlord leases the Demised Premises to Tenant and Tenant leases the Demised Premises from Landlord for the Lease Term stated in Section 1.05. The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.

2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Demised Premises to Tenant on the Commencement Date specified in Section 1.05 above. Landlord's non-delivery of possession of the Demised Premises to Tenant on the Commencement Date will not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until possession of the Demised Premises is delivered to Tenant. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Demised Premises to Tenant, plus the number of days necessary for the Lease Term to expire on the last day of a month. If Landlord does not deliver possession of the Demised Premises to Tenant within sixty (60) days after the Commencement Date specified in Section 1.05, Tenant may cancel this Lease by giving written notice to Landlord within ten
(10) days after the 60-day period ends. If Tenant gives such notice, this Lease shall be canceled effective as of the date of its execution, and no party shall have any obligations under this Lease. If Tenant does not give such notice within the time specified, Tenant shall have no right to cancel this Lease, and the Lease Term shall commence upon the delivery of possession of the Demised Premises to Tenant. If delivery of possession of the Demised Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the revised Commencement Date and Expiration Date of the Lease Term.

2.03. Early Occupancy. If Tenant occupies the Demised Premises prior to the Commencement Date, Tenant's occupancy of the
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Demised Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Demised Premises shall not advance the Expiration Date. Unless otherwise provided herein, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy. It is understood that Tenant will be performing work directly with contractors for a portion of their Tenant improvements and this work will not constitute occupancy of the Demised Premises.

2.04. Holding Over. Tenant shall vacate the Demised Premises immediately upon the expiration of the Lease Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Demised Premises. If Tenant does not vacate the Demised Premises upon the expiration of the Lease Term or earlier termination of this Lease, Tenant's occupancy of the Demised Premises shall be a month-to-month tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period shall be increased to an amount which is 25% times the Base Rent in effect on the expiration or termination of this Lease, computed on a monthly basis for each month of the holdover period, plus all additional sums due under this Lease. This paragraph shall not be construed as Landlord's consent for Tenant to hold over or to extend this Lease. Tenant shall have the right to extend the primary lease term for six (6) one (1) month periods, subject to three (3) months prior written notice to Landlord at a holdover rate of 125% of the previous month's base rent amount, plus all other amounts payable as discussed above.

ARTICLE THREE:  RENT AND SECURITY DEPOSIT

3.01. Manner of Payment. All sums payable under this Lease by Tenant (the "Rent") shall be made to the Landlord at the address designated in Section 1.02, unless another person is designated in Section 1. 10, or to any other party or address as Landlord may designate in writing. Any and all payments made to a designated third party for the account of the Landlord shall be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes. The Base Rent is the minimum rent for the Demised Premises and is subject to the terms and conditions contained in this Lease, together with the attached Addenda, if any.

3.02. Time of Payment. Upon execution of this Lease, Tenant shall pay the installment of Base Rent plus other estimated costs for the first month of the Lease Term. On or before the first day of the second month of the Lease Term and of each month thereafter, the installment of Base Rent and other sums due under this Lease shall be due and payable, in advance, without off-set, deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by the party identified in 1.10 above on or before the due date (and not merely deposited in the mail). If the Lease Term commences or ends on a day other than the first or last day of a calendar month, the rent for any fractional calendar month following the Commencement Date or preceding the end of the Lease Term shall be prorated by days.

3.03 Late Charges. Tenant's failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground Lease or deed of trust encumbering the Demised Premises. Payments due to Landlord under this Lease are not an extension of credit. Therefore, if any payment under the Lease is not actually received on or before the due date (and not merely deposited in the mail), Landlord may, at Landlord's option and to the extent allowed by applicable law, impose a Late Charge on any late payments in an amount equal to one-half of one percent (0.5%) of the amount of the past due payment (the "Late Charge") per day for each day after the due date. until the past due amount in Good Funds is received by Landlord, up to a maximum of two percent (2%) of the past due amount. A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord's other remedies for nonpayment of rent. If any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to the party receiving payments under this Lease a fee of twenty-five dollars ($25.00), plus (at Landlord's option) a Late Charge as provided above until good funds are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. Payments received from Tenant shall be applied first to any base rent, second to late charges, and last to other unpaid charges or reimbursements due to Landlord. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three (3) business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid. However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

3.04. Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount stated in Section 1.08. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within (10) days after Landlord's written demand. Tenant's failure to restore the full amount of the Security Deposit within the time specified shall be a default under this Lease. Interest at the rate of four percent (4%) compounded annually shall
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accrue on the Security Deposit and shall become a part of the Security Deposit.
Landlord will not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon any termination of this Lease not resulting from Tenant's default, and after Tenant has vacated the Property and cleaned and restored the Demised Premises in the manner required by this Lease, Landlord shall refund the unused portion of the Security Deposit to Tenant within thirty days after the Termination Date or thirty days after Tenant fully complies with the conditions of termination as required in Section 7.05, whichever is later.

3.05. Good Funds Payments. If, for any reason whatsoever, any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter Landlord may, at Landlords sole option, upon written notice to Tenant. require that all future payments of Rent for the remaining term of the Lease must be made by cash, certified check, cashier's check, or money order ("Good Funds") and that the delivery of Tenant's personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant's personal or corporate check thereafter shall not be construed as a waiver of Landlord's right to insist upon payment by Good Funds as set forth herein.

ARTICLE FOUR:  TAXES

4.01. Payment by Landlord. Landlord shall pay the real estate taxes on the Demised Premises during the Lease Term.

4.02. Improvements by Tenant. If the real estate taxes levied against the Demised Premises for the real estate tax year in which the Lease Term commences are increased as a result of any alterations, additions or improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Lease Term. Landlord shall use reasonable efforts to obtain from the tax assessor or assessors a written statement of the total amount of the increase.

4.03. Joint Assessment. If the real estate taxes are assessed against the Demised Premises jointly with other property not constituting a part of the Demised Premises, the real estate taxes applicable to the Demised Premises shall be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Demised Premises bears to the total square feet of building area included in the joint assessment.

4.04. Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have Tenant's property taxed separately from the Demised Premises. If any of Tenant's property is taxed with the Demised Premises, Tenant shall pay the taxes for its property to Landlord within fifteen (15) days after Tenant receives a written statement from the Landlord for the property taxes.

ARTICLE FIVE:  INSURANCE AND INDEMNITY

5.01. Casualty Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Demised Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Demised Premises and the availability of insurance at reasonable rates. The policies shall provide protection against all perils included within the classification of fire and extended coverage and any other perils which Landlord deems necessary. Landlord may, at Landlords option, obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Demised Premises. Tenant shall, at Tenant's expense, maintain insurance on its fixtures, equipment and building improvements as Tenant deems necessary to Protect Tenant's interest. Tenant shall not do or permit to be done anything which invalidates any insurance policies. Any casualty insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying the insurance and under its sole control.

5.02. Increase in Premiums. Tenant shall not permit any operation or activity to be conducted, or storage or use of any volatile or any other materials, on or about the Demised Premises that would cause suspension or cancellation of any fire and extended coverage insurance policy carried by Landlord, or increase the premiums therefor, without the prior written consent of Landlord. If Tenant's use and occupancy of the Demised Premises causes an increase in the premises for any fire and extended coverage insurance policy carried by Landlord, Tenant shall pay to Landlord, as additional rental, the amount of the increase within ten days after demand and presentation by Landlord of written evidence of the increase.

5.03 Liability Insurance. During the Lease Term, Tenant shall maintain a commercial general liability policy of insurance, at Tenant's expense, insuring Landlord against liability arising out of the ownership, use, occupancy, or maintenance of the Demised Premises. The initial amounts of the insurance must be at least: $1,000,000 for Each Occurrence, $2,000,000 General Aggregate per policy year, $100,000 Property Damage for the Demised Premises, and $10,000 Medical Expense; plus a $5,000,000 commercial
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general liability umbrella; and shall be subject to periodic increases based upon economic factors as Landlord may determine, in Landlord's discretion, exercised in good faith. However, the amounts of the insurance shall not limit Tenant's liability nor relieve Tenant of any obligation under this Lease. The policies must contain cross-liability endorsements, if applicable, and must insure Tenant's performance of the indemnity provisions of Section 5.04. The policies must contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days' prior written notice to Landlord. Tenant may discharge Tenant's obligations under this Section by naming Landlord as an additional insured under a comprehensive policy of commercial general liability insurance maintained by Tenant and containing the coverage and provisions described in this Section. Tenant shall deliver a copy of the policy or certificate (or a renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Lease Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant's expense. Tenant may, at Tenant's expense, maintain other liability insurance as Tenant deems necessary.

5.04. Indemnity. Landlord shall not be liable to Tenant or to Tenant's employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Demised Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, Tenant's employees, subtenants, agents, licensees or concessionaires or any other person entering the Demised Premises under express or implied invitation of Tenant; or arising out of the use of the Demised Premises by Tenant and the conduct of Tenants business, or arising out of any breach or default by Tenant in the performance of Tenants obligations under this Lease; and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord's employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.05. Comparative Negligence. Tenant and Landlord hereby unconditionally and irrevocably agree to indemnify, defend and hold each other and their officers, agents, directors, subsidiaries, partners, employees, licensees and counsel harmless, to the extent of each party's comparative negligence, if any, from and against any and all loss, liability; demand, damage, judgment, suit, claim, deficiency, interest, fee, charge, cost or expense (including, without limitation, interest, court costs and penalties, reasonable attorneys fees and disbursements and amounts paid in settlement, or liabilities resulting from any change in federal, state or local law or regulation or interpretation of this Lease) of whatever nature, on a comparative negligence basis, even when caused in part by Landlord's or Tenant's negligence or the joint or concurring negligence of Landlord, Tenant, and any other person or entity, which may result or to which Landlord or Tenant and/or any of their officers, agents, directors, employees, subsidiaries, partners, licensees and counsel may sustain, suffer, incur or become subject to in connection with or arising in any way whatsoever out of the leasing, operation, promotion, management; maintenance, repair, use or occupation of the Demised Premises, or any other activity of whatever nature in connection therewith, or arising out of or by reason of any investigation, litigation or other proceedings brought or threatened, arising out of or based upon the Leasing, operation, promotion, management, maintenance, repair, use or occupancy of the Demised Premises, or any other activity on the Demised Premises. This provision shall survive the expiration or termination of this Lease.

5.06. Waiver of Subrogation. Each party to this Lease waives any and every claim which arises or may arise in its favor against the other Party during the term of this Lease or any renewal or extension of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of the Demised Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. These mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees to give immediately to each insurance company (which has issued to such party policies of fire and extended coverage insurance) written notice of the terms of such mutual waivers, and to cause such policies to be properly endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

ARTICLE SIX:  USE OF DEMISED PREMISES

6.01. Permitted Use. Tenant may use the Demised Premises only for the Permitted Use stated in Section 1.09. Landlord acknowledges that the improvements to be constructed on the Property and the Tenant Finish-Out to be constructed by Landlord for Tenant conform to the city zoning ordinance with respect to the permitted use, height setback requirements, minimum parking requirements, coverage ratio of improvements to total area of land, and other matters which may have a significant economic impact upon the Tenants intended use of the Demised Premises. Tenant acknowledges that Tenant has or will independently investigate and verify to Tenants satisfaction the extent of any limitations or non-conforming uses of the Demised Premises. Tenant further acknowledges that Tenant is not relying upon any warranties or representations of Landlord or the Brokers who are participating in the negotiation of this Lease concerning the Permitted Use of the Demised Premises, or with respect to any uses of the improvements
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located on the Demised Premises.  Tenant acknowledges that any Tenant Finish-out work which Tenant performs will conform with all City ordinances, as discussed above. In addition, Tenant acknowledges that Tenant's use will conform to City zoning ordinances.

6.02. Compliance with Law. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Demised Premises, all at Tenant's sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the [DELETED] and the Americans with Disabilities Act (the "ADA"). To the extent any alterations to the approved plans and specifications to the Demised Premises are required by the ADA or other applicable laws or regulations, Landlord shall bear the expense of the alterations. To the extent any alterations to areas of the Property outside the Demised Premises are required by Title III of the ADA or other applicable laws or regulations (for "path of travel" requirements or otherwise), Landlord shall bear the expense of the alterations. Should Tenant initiate any work on the Demised Premises in addition to the work agreed upon per plans and specifications, all expenses associated therewith shall be at Tenant's expense, including any ADA. *

6.03. Certificate of Occupancy. Landlord shall obtain a Certificate of Occupancy from the municipality in which the Property is located if Landlord is unable to obtain a Certificate of Occupancy, Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord is unwilling or unable to cure the defects which prevented the issuance of the Certificate of Occupancy. Landlord may, but has no obligation to, cure any such defects, including any repairs, installations, or replacements of any items which are not presently existing on the Demised Premises, or which have not been expressly agreed upon by Landlord in writing.

6.04. Signs. Without the prior written consent of Landlord, Tenant may not place any signs, ornaments or other objects upon the Demised Premises or on the Property, including but not limited to the roof or exterior of the building or other improvements on the Property, or paint or otherwise decorate or deface the exterior of the building. Any signs installed by Tenant must conform with applicable laws, deed restrictions on the Property, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease and must repair any damage and close any holes caused by the removal. Subject to the above, Tenant shall have the right to place signage on the building in accordance with City ordinances. Also, at such time as Tenant has expanded into the entire Building 1, shown on Exhibit "B", Tenant shall have the right to put Tenant's information on the monument. *

6.05. Utility Services. Tenant shall pay the cost of all utility services, including but not limited to initial connection charges, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Demised Premises, and for replacing all electric lights, lamps and tubes. Should utilities for the building not be sub-metered to each Tenant, then Tenant shall be responsible for its Prorata Share of said utilities, plus any extra ordinary consumption specific to Tenant.

6.06. Landlord's Access. Landlord and Landlord's agents shall have the right to, during normal business hours and upon reasonable advance notice, and without unreasonably interfering with Tenant's business, enter the Demised Premises: (a) to inspect the general condition and state of repair of the Demised Premises,
(b) to make repairs required or permitted under this Lease, (c) to show the Demised Premises or the Property to any prospective tenant or purchaser, and (d) for any other reasonable purpose. If Tenant changes the locks on the Demised Premises, Tenant must provide Landlord with a copy of each separate key. During the final one hundred fifty (150) days of the Lease Term, Landlord and Landlord's agents may erect and maintain on or about the Demised Premises signs advertising the Demised Premises for lease or for sale.

6.07. Possession. If Tenant pays the rent, properly maintains the Demised Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Demised Premises for the full Lease Term, subject to the provisions of this Lease.

6.08. Exemptions from Liability. Landlord shall not be liable for any damage or injury to the persons, business (or any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Demised Premises, whether the damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances,

_______________________

* the roof on the building, in order not to damage the roof or void any warranties. Landlord shall provide Tenant with information on the roof contractor upon request from Tenant. Any roof problems or voiding of warranty which arise out of Tenant's installation of equipment on the roof shall be at Tenant's expense. Landlord understands that Tenant may desire to install additional equipment on the roof as technology advances. Landlord shall not unreasonable withhold approval for installation of additional equipment.

plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Demised Premises or upon other portions of any budding of which the Demised Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building on the Property. Landlord shall not be liable for any damage or injury even though the cause of or the means of repairing the damage or injury are not accessible to Tenant. The provisions of this Section 6.08 shall not, however, exempt Landlord from liability for Landlord's negligence [DELETED] or willful misconduct.


ARTICLE SEVEN:  PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01. Property Condition. Except as disclosed in writing by Landlord to Tenant contemporaneously with the execution of this Lease, to the best of Landlord's actual knowledge the Demised Premises has no known latent structural defects, construction defects of a material nature, and to the best of Landlord's actual knowledge none of the improvements has been constructed with materials known to be a potential health hazard to occupants of the Demised Premises. Tenant acknowledges that neither the Principal Broker nor any Cooperating Broker has made any warranty or representation to Tenant with respect to the condition of the Demised Premises, and that Tenant is relying exclusively upon Tenant's own investigations and the representations of Landlord, if any, with respect to the condition of the Demised Premises. Landlord and Tenant agree to hold the Brokers harmless of and from any and all damages, claim, costs and expenses of every kind and character resulting from or related to Landlord's furnishing to the Brokers any false, incorrect or inaccurate information with respect to the Demised Premises, or Landlord's concealing any material information with respect to the condition of the Demised Premises. Other than as expressly set forth in this Lease, Landlord represents that on the Commencement Date (and for a period of thirty (30) days thereafter) the building fixtures and equipment, plumbing and plumbing fixtures, electrical and lighting system, any fire protection sprinkler system, ventilating equipment, heating system, air conditioning equipment, roof, skylights, doors, overhead doors, windows, dock levelers, elevators, and the interior of the Demised Premises in general are in good operating condition. Tenant shall have a period of thirty (30) days following the Commencement Date in which to inspect the Demised Premises and to notify Landlord in writing of any defects and maintenance, repairs or replacements required to the above named equipment, fixtures, systems and interior. Within a reasonable period of time after the timely receipt of any such written notice from Tenant, Landlord shall, at Landlord's expense, correct the defects and perform the maintenance, repairs and replacements.

7.02.  [DELETED]

7.03. Maintenance and Repair. Except as otherwise provided in this Lease, Landlord shall be under no obligation to perform any repair, maintenance or management service in the Demised Premises or adjacent common areas. Tenant shall be fully responsible, at its expense, for all repair, maintenance and management services other than those which are expressly assumed by Landlord.

   A.  Landlord's Obligation.

       (1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall keep the roof, skylights, foundation, structural components and the structural portions of exterior walls of the Demised Premises in good order, condition and repair. Landlord shall not be obligated except as otherwise provided in this lease, to maintain or repair windows, doors, overhead doors, plate glass or the surfaces of walls. In addition, Landlord shall not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant's sole cost and expense, promptly remove Tenant's furnishings, fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make repairs. Landlord's liability under this Section shall be limited to the cost of those repairs or corrections. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Demised Premises at Landlord's expense or to terminate the Lease because of the condition.

       (2) All repair, maintenance, management and other services to be performed by Landlord or Landlord's agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claim for breach of warranty arising from the performance of those services.

   B.  Tenant's Obligation.

       (1) Subject to the provisions of Section 7.01, Section 7.03.A, Article Eight (Damage or Destruction) and Article Nine (Condemnation), Landlord shall at Tenant's expense keep an other portions of the Demised Premises in good order, condition and repair, ordinary wear and tear excepted, including but not limited to maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, heating system, ventilating equipment, air conditioning equipment, electrical and lighting systems, fire protection sprinkler system, dock levelers, elevators, interior and exterior plumbing, the interior of the Demised Premises in general, pest control and extermination, down spouts, gutters, paving, and including the exterior of the Demised Premises. In addition, Tenant shall, at Tenant's expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior walls of the Demised Premises, caused by Tenant's gross negligence or willful misconduct. If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on ten (10) days' prior written notice, enter the Demised Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge. Use of the roof above the Premises is reserved to Landlord, however, Tenant may install a small satellite dish on the roof, subject to city ordinance and Landlord's prior approval. The installation shall be accomplished in a workmanlike manner and in accordance with specifications from the roof contractor who installed the roof on the building, in order not to damage the roof or void any warranties. Landlord shall provide Tenant with information on the roof contractor upon request from Tenant. Any roof problems or voiding of warranty which arise out of Tenant's installation of equipment on the roof shall be at Tenant's expense. Landlord understands that Tenant may desire to install additional equipment on the roof as technology advances. Landlord shall not unreasonably withhold approval for installation of additional equipment.

       (2) HVAC Service. Tenant shall, at Tenant's own cost and expense, enter into a regularly scheduled preventative maintenance and service contract for all refrigeration, heating, ventilating, and air conditioning systems and equipment within the Demised Premises during the Lease Term. If Tenant fails to enter into such a service contract acceptable to Landlord, Landlord may do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, regularly upon demand.

7.04. Alterations, Additions and Improvements. Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord. Consent for non-structural alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant may erect or install trade fixtures, shelves, bins, machinery, heating, ventilating and air conditioning equipment and, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant shall, subject to the restrictions of Section
7.05 below, have the right to remove items installed by Tenant, provided Tenant is not in default at the time of the removal and provided further that Tenant shall, at the time of removal of the items, repair in a good and workmanlike manner any damage caused by the installation or removal. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Demised Premises and shall not permit any mechanic's or materialman's lien to be filed against the Demised Premises or the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any alterations, additions or improvements.

7.05. Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and in the same condition as received, except for ordinary wear and tear which Tenant is not otherwise obligated to remedy under any provision of this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration or termination of this Lease and to restore the Demised Premises to its prior condition, an at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or termination of this Lease unless listed as personal property and a list is provided to Landlord with a description and other identification describing the property. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: (i) electrical wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) heating, ventilating, or air conditioning equipment; (vi) fencing or security gates; or (vii) any other fixtures, equipment or items which, if removed, would affect the operation or the appearance of the Property.

ARTICLE EIGHT:  DAMAGE OR DESTRUCTION

8.01. Notice. If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.

8.02. Partial Damage. If the building or other improvements situated on the Demised Premises are damaged by fire, tornado, or other casually but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, this Lease shall not terminate, but Landlord shall proceed with reasonable diligence to rebuild or repair the building and other improvements on the Demised Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) to substantially the condition in which they existed prior to the damage. Within thirty (30) days after receipt of notice by Tenant, Landlord shall obtain from a third party written verification of the damage and the time required to repair or rebuild, and provide Tenant with said information. If the casualty occurs during the final eighteen (18) months of the Lease Term, Landlord shall not be required to rebuild or repair the damage unless Tenant exercises Tenant's renewal option (if any) within fifteen (15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not exercise its renewal option, or if there is no renewal option contained in this Lease, Landlord may, at Landlord's option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which event the Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of receipt by Landlord of the written notification of the damage. To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

8.03. Substantial or Total Destruction. If the building or other improvements situated on the Demised Premises are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, either Landlord or Tenant may terminate this Lease by promptly delivering a written termination notice to the other party, in which event the monthly installments of Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of the damage or destruction. If neither party promptly terminates this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the building and other improvements (except that Tenant shall rebuild and repair Tenant's fixtures and improvements in the Demised Premises). To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

ARTICLE NINE:  CONDEMNATION

If, during the Lease Term or any extension thereof, all or a substantial part of the Demised Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease shall terminate and the monthly installments of Rent shall be abated during the unexpired portion of the Lease Term, effective from the date of the taking. If less than a substantial part of the Demised Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease. If Landlord does not terminate this Lease, Landlord shall promptly, at Landlord's expense, restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) situated on the Demised Premises in order to make the same reasonably tenantable and suitable for the use for which the Demised Premises is leased as defined in Section 6.01. The monthly installments of Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted equitably. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as- may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease shall not affect the rights of the parties to such awards.

ARTICLE TEN:  ASSIGNMENT AND SUBLETTING

Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or sublet the Demised Premises or any portion thereof. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Demised Premises. In the event of any assignment or subletting, Tenant shall remain fully liable for the fun performance of all Tenant's obligations under this Lease. Tenant shall not assign its rights under this Lease or sublet the Demised Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease. If an event of default occurs while the Demised Premises is assigned or sublet, Landlord may, at Landlord's option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rent against any sums due to Landlord under this Lease. No direct collection by Landlord from any assignee or subtenant will release Tenant from Tenant's obligations under this Lease. Notwithstanding the above, Tenant shall have the right to sublet or assign all or any part of the Demised Premises, without Landlord's prior consent, to any affiliate or subsidiary of Tenant. Tenant shall give Landlord prior written notice of such subletting or assignment, with pertinent information relating thereto.

ARTICLE ELEVEN:  DEFAULT AND REMEDIES

11.01.  Default   Each of the following events is an event of default under this
Lease:

  A. Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due and the continuance of that failure for a period of five (5) business days after Landlord delivers written notice of the failure to Tenant. This clause shall not be construed to permit or allow a delay in paying Rent beyond the due date and shall not affect Landlord's right to impose a Late Charge as permitted in Section 3.03.

  B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant;

  C. Failure of Tenant or any guarantor of Tenant's obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;

  D. The commencement by Tenant or any guarantor of Tenant's obligations; under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

  E. The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor: (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief which is not fully stayed within seven (7) business days after the entry thereof; and

  F. Abandonment by Tenant of any substantial portion of the Demised Premises or cessation of the use of the Demised Premises for the purpose leased.

11.02. Remedies.  Upon the occurrence of any of the events of default listed in
Section 11.01, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand.

  A. Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord. If Tenant fails to so surrender the Demised Premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Demised Premises or Rent in arrears, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of the termination, whether through inability to re-let the Demised Premises on satisfactory terms or otherwise.

  B. Enter upon and take possession of the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof. Landlord may re- let the Demised Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such re-letting. In determining the amount of the deficiency, the professional service fees, attorneys' fees, court costs, remodeling expenses and other costs of re-letting shall be subtracted from the amount of rent received under the re-letting.

  C. Enter upon the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

  D. Accelerate and declare the Rent for the entire Lease Term, and all other amounts due under this Lease, at once due and payable, and proceed by attachment, suit or otherwise, to collect all amounts in the same manner as if all such amounts due or to become due during the entire Lease Term were payable in advance by the terms of this Lease, and neither the enforcement or collection by Landlord of such amounts nor the payment by Tenant of such amounts shall constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies which the Landlord may have with respect to any such breach.

  E. In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks on the Demised Premises in the event Tenant fails to pay the monthly installment of Rent when due. Landlord shall not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Demised Premises unless and until Tenant pays Landlord all Rent which is delinquent. Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from the lockout. At such time that Landlord changes or modifies the lock, Landlord shall post a "Notice of Change of Locks" on the front of the Demised Premises. Such Notice shall state that:

       (1) Tenant's monthly installment of Rent is delinquent, and therefore, under authority of Section 11.02.E of Tenant's Lease, the Landlord has exercised its contractual right to change or modify Tenant's door locks;

       (2) The Notice has been posted on the Tenant's front door by a representative of Landlord and Tenant should make arrangements with the representative to pay the delinquent installments of Rent when Tenant picks up the key; and

       (3) The failure of Tenant to comply with the provisions of the Lease and the Notice and/or tampering with or changing the door lock(s) by Tenant may subject Tenant to legal liability.

  F. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such re-letting or re-entry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any monthly installment of Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Failure of Landlord to declare any default immediately upon its occurrence, or failure to enforce one or more of Landlord's remedies, or forbearance by Landlord to enforce one or more of Landlord's remedies upon an event of default shall not be deemed or construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease. Pursuit of any one of the above remedies shall not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any re-letting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. If Landlord terminates this Lease at any time for any default, in addition to other Landlord's remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the default, including the cost of recovering the Demised Premises and the Rent then remaining unpaid.

11.03. Notice of Default. Tenant shall give written notice of any failure by Landlord to perform any of Landlord's obligations under this Lease to Landlord and to any ground Lessor, mortgagee or beneficiary under any deed of trust encumbering the Demised Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant's notice. However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if the cure is commenced within he 30-day period and is thereafter diligently pursued to completion.

11.04. Limitation of Landlord's Liability. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Demised Premises or the leasehold estate under a ground Lease of the Demised Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if such Security Deposit has not then been applied under the terms of this Lease.

ARTICLE TWELVE:  LANDLORD'S CONTRACTUAL LIEN

[DELETED]

ARTICLE THIRTEEN:  PROTECTION OF LENDERS

13.01. Subordination and Attornment. Landlord shall have the right to subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Demised Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord's right to obtain such a subordination is subject to Landlord's providing Tenant with a written Subordination. Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant's right to peaceable possession of the Demised Premises during thc Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default in which case Tenant shall attorn to the transferee of or successor to Landlord's interest in the Demised Premises and recognize the transferee or successor as Landlord under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and give Tenant written notice thereof, this Lease shall be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof. Tenant's rights under this Lease, unless specifically modified at the time this Lease is executed, are subordinated to any existing ground lease, deed of trust or mortgage encumbering the Demised Premises.

13.02. Signing of Documents. Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any attornment or subordination or any agreement to attorn or subordinate. If Tenant fails to do so within ten
(10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver the attornment or subordination document or agreement.

13.03. Estoppel Certificates.

  A. Upon Landlord's written request, Tenant shall execute and deliver to Landlord a written statement certifying: (1) whether Tenant is an assignee or subtenant; (2) the expiration date of the Lease; (3) the number of renewal options under the lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the Lease have been changed since the original execution of the Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of the Lease (or if Landlord is claimed to be in default, stating why);
(6) that the Tenant has no claim against the landlord under the Lease and has no defense or right of offset against collection of rent or other charges accruing under the Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any security deposits and other deposits, if any; and (9) the identity and address of any guarantor of the lease. Tenant shall deliver the statement to Landlord within ten (10) days after Landlord's request. Landlord may forward any such statement to any prospective purchaser or lender of the Demised Premises. The Purchaser or lender may rely conclusively upon the statement as true and correct.

  B. If Tenant does not deliver the written statement to Landlord within the ten (10) day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (2) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

13.04. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord Tenant's most recent financial statements prepared as required by Tenant's corporate structure, as are reasonably required by Landlord to verify the net worth of tenant, or any assignee, subtenant, or guarantor of Tenant.* In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Demised Premises. Tenant represents and warrants to landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE FOURTEEN:  ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01. Tenant's Compliance with Environmental Laws. Tenant at Tenants expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant's use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 14.05), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02. Tenant's Indemnification. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Property by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding Section or sentence, or if the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and an claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of

_________________________

* Said financial statements shall not be required to be dated more recently than the calendar quarter prior to Landlord's request, but shall not be dated later than a year prior to said request. Landlord shall keep Tenant's financial statements confidential and shall not disclose Tenant's financial statements to third parties without Tenant's written consent, which consent shall not be unreasonably withheld. Landlord may disclose Tenant's financial statements to those individuals within Landlord's organization and financial institutions involved with the Demised Premises, who examine Tenant's credit worthiness.

rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in settlement of claims, reasonable attorneys' fees, court costs, consultant fees and expert fees) which arise during or after the Lease Term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Materials on the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant's sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord's approval of such actions is first obtained. The foregoing indemnity shall survive the expiration or termination of this Lease.

14.03. Landlord's Representations and Warranties. Landlord represents and warrants, to the best of Landlord's actual knowledge, that: (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property to date has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spin, release, discharge, emission or disposal of Hazardous Materials has occurred on the Property to date and that the soil or groundwater on or under the Property is free of Hazardous Materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing

14.04. Landlord's Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from any claim, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, including, without limitation, attorneys' fees, court costs, consultant fees, and expert fees, which arise during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present solely as a result of the negligence or willful conduct of Tenant. Without limiting the generality of the foregoing, the indemnification provided by this Section 14.04 shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local governmental authority.

14.05. Definition. For purposes of this Lease, the term "Hazardous Materials" means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

14.06. Survival. The representations and indemnities contained in " Article 14 shall survive the expiration or termination of this Lease.

ARTICLE FIFTEEN: PROFESSIONAL SERVICE FEES

15.01. Amount and Manner of Payment. Professional service fees due to the Principal Broker and Co-operating Broker shall be calculated and paid [DELETED] pursuant to separate agreement between Landlord and Brokers.

  A.    [DELETED]

  B.    [DELETED]

15.02. Other Brokers. Both Landlord and Tenant represent and warrant to the other party that they have had no dealings with any person, firm or agent in the negotiation of this Lease other than the Broker(s) named in this Lease, and no other broker, agent, person, firm or entity other than the Broker(s) is entitled to any commission or fee in connection with this Lease.

15.03.  [DELETED]

15.04.  [DELETED]

15.05. Landlord's Liability. If this Lease is negotiated by Principal Broker in cooperation with another broker, Landlord shall be liable for payment of all Professional Service Fees to Principal Broker only, whereupon Landlord shall be protected from any claims from a Cooperating Broker. The Principal Broker may pay a portion of the Fee to any Cooperating Broker pursuant to a separate agreement between the Brokers.

15.06.  [DELETED]

15.07.  [DELETED]

15.08.  [DELETED]

15.09.  Intermediary Relationship.

        [DELETED]

ARTICLE SIXTEEN: MISCELLANEOUS

16.01. Disclosure. Landlord and Tenant understand that a real estate broker is qualified to advise on matters concerning real estate and is not expert in matters of law, tax, financing, surveying' hazardous materials, engineering, construction, safety, zoning, land planning, architecture or the ADA. The Brokers hereby advise Tenant to seek expert assistance on such matters. Brokers do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition. If Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased. Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Demised Premises and the Property. In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Demised Premises and the Property before consummating this Lease. Landlord and Tenant hereby agree to indemnify, defend, and hold the Brokers harmless of and from any and all liabilities, claim, debts, damages, costs, or expenses, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of or in any way connected to representations concerning matters properly the subject of advice by experts. In addition, to the extent permitted by applicable law, the Brokers' liability for errors or omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.

16.02. Force Majeure. If performance by Landlord of any term condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord, the period for performance of the term, condition or covenant shall be extended for a period equal to the period Landlord is so delayed or prevented.

16.03. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not_a part of the terms or provisions of this Lease. Tenant shall be responsible for the conduct, acts and omissions of Tenant's agents, employees, customers, contractors, invitees, agents, successors or others using the Demised Premises with Tenant's expressed or implied permission. Whenever required by the context of this Lease, the singular shall! include the plural and the plural shall include the singular, and die masculine, feminine and neuter genders shall each include the other.

16:04. Waivers. All waivers to provisions of this Lease must be in writing and signed by the waiving party. Landlord's delay or failure to enforce any provisions of this Lease or its acceptance of late installments of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05. Severabi1ity. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable shall not cancel or invalidate the remainder of that provision or this Lease, which shall remain in fill force and effect.

16.06. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

16.07. Amendments or Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Demised Premises and no other agreements are effective unless made apart of this Lease. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment shall be void.

16.08. Notices. All notices and other communications required or permitted under this Lease must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission ("Fax") with confirmation of delivery; or (1) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified in Article One on the first page of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient as set forth in Article One. After possession of the Demised Premises by Tenant, Tenant's address for notice purposes will be the address of the Demised Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose. Any party may change its address for notice by delivering written notice of its new address to an other parties in the manner set forth above. Copies of all notices should also be delivered to the Principal Broker, but failure to notify the Principal Broker will not cause an otherwise properly delivered notice to be ineffective.

16.09. Attorneys' Fees. If on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease (including bid not limited to the Principal Broker), it becomes necessary for a party to employ an attorney to enforce or defend any of is rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys' fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

16.10. Venue. All obligations under this Lease, including but not limited to the payment of Fees to the Principal Broker, shall be performed and payable in the county in which the Property is located. The laws of the State of Colorado shall govern this Lease.

16.11. Survival. An obligations of any party to this Lease which are not fulfilled at the expiation or the termination of this Lease shall survive such expiration or termination as continuing obligations of the party.

16.12. Binding Effect. This Lease shall inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors and assigns. However, Landlord shall not have any obligation to Tenant's successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

16.13. Consult an Attorney. This Lease is an enforceable, legally binding agreement. Read it carefully. The brokers involved in the negotiation of this Lease cannot give you legal advice. The parties to this Lease acknowledge that they have been advised by the Brokers to have this Lease reviewed by competent legal counsel of their choice before signing this Lease. By executing this Lease, Landlord and Tenant each agree to the provisions, terms, covenants and conditions contained in this Lease.

16.14. Offer. The execution of this Lease by the first party to do so constitutes an offer to lease the Demised Premises. Unless within the number of days stated in Section 1. 14 above after the date of its execution by the first party to do so, this Lease is signed by the other party and a fully executed copy is delivered to the first party, such offer to lease shall be automatically withdrawn and terminated.

ARTICLE SEVENTEEN: ADDITIONAL PROVISIONS

17.01.  EARLY TERMINATION OPTION:

(A) Notwithstanding anything else contained herein, Tenant shall have the right to terminate this lease at the end of the 84th month of the lease term. If Tenant elects to terminate the lease early, Tenant shall give Landlord 180 days prior written notice of said election to terminate. If Tenant does not notify Landlord of termination as required above, then this lease shall run the full ten (10) year term.

(B) Should Tenant exercise the Early Termination Option, Tenant shall pay a penalty to Landlord with the payment of rent for the 84th month of the lease term. Said penalty to include the following: (1) The balance of the Tenant Occupancy Expense not previously amortized. The "Tenant Occupancy Expense" shall include but not be limited to: physical Improvements, space planning, and design fees; (2) Commission paid to brokers applicable to the unexpired portion of the lease term; (3) six (6) months of base rent (months 85 thru 90 per the Rent Schedule); and (4) Six (6) months of operating expenses estimated by Landlord (based upon previous current activity).

(C) Should Tenant exercise the Early Termination Option, but enter Into a binding agreement with Landlord to design and build a new facility, the six (6) month rent and operating expense portion of the option penalty shall be waived.

17.02.  PARKING:

Tenant shall be allocated 175 parking stalls (based upon the 25,000 square footage of Demised Premises). If available, at Landlord's discretion,

Landlord will deliver additional' parking stalls on the site for Tenant's use.

17.03   GENERATOR:

Tenant shall have the right to install an enclosed backup generator on the site outside the building. Landlord reserves the right to approve the site and configuration of said generator/enclosure prior to construction and/or installation. Tenant shall not be required to pay additional rent for the space which it takes for this purpose.


LANDLORD                                          TENANT

     CONNELL DEVELOPMENT CO.                           CHEAP TICKETS, INC.
------------------------------------------------------------------------------

By [Signature]: /s/ Thomas H. Stewart          By [Signature]: /s/ Mike Hartley
               ----------------------------                   -----------------

Name:   Thomas H. Stewart                      Name:  Mike Hartley
       -----------------                             -----------------------

Title:   Vice President                        Title:  President and CEO
       -----------------                              ----------------------

Date of Execution: 12/22/98                       Date of Execution: 12/17/98
                  -------------------------                         ------------

PRINCIPAL BROKER                                  COOPERATING BROKER

     BACH COMMERCIAL BROKERAGE COMPANY                 PALMER McALLISTER CO.
--------------------------------------------------------------------------------

By [Signature]:___________________________    By [Signature]:___________________

Name: Stephen G. Bach                         Name: Kenton R. Mau
     -------------------------------------         -----------------------------

Title: Chief Operating Officer                Title: Senior Marketing consultant
      ------------------------------------          ----------------------------


  Copyright Notice: This form is provided for the use of members of the North Texas Commercial Association of Realtors, Inc. Permission is hereby granted to make limited copies of this form for use in a particular Texas real estate transaction. Contact the NTCAR office to confirm that you are using the current version of this form.

                                   EXHIBIT A

A TRACT OF LAND IN THE SOUTHEAST QUARTER OF SECTION 22, TOWNSHIP 13 SOUTH, RANGE 67 WEST OF THE 6TH P.M., IN THE CITY OF COLORADO SPRINGS, EL PASO COUNTY, COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF SAID SECTION 22; THENCE N 00 (degrees) 33'33" E, ALONG THE EASTERLY LINE OF THE SOUTHEAST CORNER OF SAID SECTION, 30.13 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF EXISTING GARDEN OF THE GODS ROAD AND THE TRUE POINT OF BEGINNING; THENCE CONTINUE N 00 (degrees) 33'33" E, ALONG SAID EASTERLY LINE, 1603.33 FEET TO A POINT ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF EXISTING 80 FOOT WIDE WILSON ROAD; THENCE 5 42 (degrees) 00'29" W, ALONG SAID SOUTHEASTERLY RIGHT-OF-WAY LINE, 577.33 FEET; THENCE 5 16 (degrees) l4'44" E, PARALLEL WITH AND 31.25 FEET WESTERLY OF THE NORTHEASTERLY LINE OF AN EXISTING UTILITY EASEMENT DESCRIBED IN DEED RECORDED IN BOOK 1615 AT PAGE 308 OF THE RECORDS OF EL PASO COUNTY, COLORADO, 1222.81 FEET TO A POINT ON THE AFORESAID NORTHERLY RIGHT-OF-WAY LINE OF GARDEN OF THE GODS ROAD; THENCE 5 89 (degrees) 25'39" E, ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, 28.64 FEET TO THE TRUE POINT OF BEGINNING.

                                   EXHIBIT B

                  MOUNTAIN SHADOWS BUSINESS PARK - BUILDING 1

                        [Floor Plan of Building No. 1]

                              ADDENDUM A TO LEASE

                             EXPENSE REIMBURSEMENT

Demised Premises/Address: 4805 N. 30th Street, Colorado Springs, CO 80903
                          -----------------------------------------------
                        [Check all boxes which apply. Boxes not checked do not apply to this Lease.]

A. Expense Reimbursement. Tenant shall pay the Landlord as additional Rent a portion of the following expenses (collectively the "Reimbursement") which are incurred by or assessed against the Demised Premises [check all that are to apply]:

     [X]  Ad Valorem Taxes:
     [X]  Insurance Premiums;
     [X]  Common Area Maintenance (CAM) Expenses;
     [X]  Operating Expenses;
     [X]  [DELETED]

B. Expense Reimbursement Limitations. The amount of Tenant's Reimbursement shall be determined by one of the following methods as described in Section 4 below [check only one]:

     [DELETED]
     [X]  Pro Rata Adjustment;
     [DELETED]

C. Expense Reimbursement Payments. Tenant agrees to pay any end-of-year lump sum Reimbursement within thirty (30) days after receiving an invoice from Landlord. Any time during the Lease Term (or any renewals or extensions) Landlord may direct Tenant to pay monthly an estimated portion of the projected future Reimbursement amount. Any such payment directed by Landlord shall be due and payable monthly on the same day that the Base Rent is due. Landlord may, at Landlords option and to the extent allowed by applicable law, impose a Late Charge on any Reimbursement payments which are not actually received by Landlord on or before the due date, in the amount and manner set forth in Section 3.03 of this Lease. Any Reimbursement relating to partial calendar years shall be prorated accordingly. Tenant's Pro Rata Share of such Reimbursements shall be based on the square footage of useable area contained in the Demised Premises in proportion to the square footage of useable building area of the Property. Tenant may audit or examine those items of expense in Landlords records which relate to Tenant's obligations under this Lease. Landlord shall promptly refund to Tenant any overpayment which is established by an audit or examination. If the audit or examination reveals an error of more than five percent (5%) over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination. SEE PARAGRAPH 11.

D.   Definitions.

     1. Ad Valorem Taxes. All general real estate taxes, general and special assessments, parking surcharges, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

     2. Insurance Premiums. All Landlords insurance premium attributable to the Property, including but not limited to insurance for fire, casualty, general liability, property damage, medical expenses, and extended coverage, and loss of rents coverage for six months' Rent.

     3. Common Area Maintenance Expenses. Common area maintenance expenses ("CAM") means all costs of maintenance, inspection and repairs of the common areas of the Property, including but not limited to those costs for security, lighting, painting, cleaning, decorations and fixtures, utilities, ice and snow removal, trash disposal, project signs, minor roof defects, pest control, project promotional expenses, property owners' association dues, wages and salary costs of maintenance personnel, and other expenses benefiting all the Property which may be incurred by Landlord, in its discretion, including sales taxes and a reasonable service charge for the administration thereof. The "common area" is defined as that part of the Property intended for the collective use of all tenants including, but not limited to, the parking areas, driveways, loading areas, landscaping, gutters and downspouts, plumbing, electrical systems, exterior walls, sidewalks, malls, promenades (enclosed or otherwise), meeting rooms, doors, windows, corridors and public rest rooms. CAM does not include depreciation on Landlord's original investment, cost of tenant improvements, real estate brokers' fees, Landlord's management office and overhead expenses, or interest or depreciation on capital investments.

     4. Operating Expenses. All costs of ownership, building management, maintenance, repairs and operation of the Property, including but not limited to taxes, insurance, CAM, reasonable management fees, wages and salary costs of building management personnel, overhead and operational costs of a management office, janitorial, utilities, and professional services such as accounting and legal fees. Operating Expenses do not include the capital cost of management office equipment and furnishings, depreciation on Landlord's original investment, roof and structural maintenance, the cost of tenant improvements, real estate brokers' fees, advertising, or interest or depreciation on capital investments.

     5. Roof and Structural Maintenance Expenses. All costs of maintenance, repair and replacement of the roof, roof deck, flashings, skylights, foundation, floor slabs, structural components and the structural soundness of the building in general.

     6.   [DELETED]

     7. Pro Rata Adjustment. Tenant shall pay to Landlord as additional Rent Tenant's Pro Rata Share of the total amount of Landlord's Ad Valorem Taxes, Insurance Premiums, CAM, Operating Expenses, [DELETED] whichever are applicable, for every calendar year during the Lease Term and during any extension of this Lease.

     8.   [DELETED]

     9.   [DELETED]

     10. Tenant Obligations Performed by Landlord. There may be expenses that are specific to Tenant, for example, janitorial services, which Tenant desires Landlord provide at Tenant's cost. Tenant shall pay these expenses to Landlord monthly in advance, subject to adjustment after the end of each calendar year based upon the actual cost.

     11. Estimated Monthly Payments. Subject to adjustment after the end of each calendar year on the basis of the actual cost for such year, Tenant shall pay monthly as Additional Rent estimated costs for ad valorem taxes, insurance premiums, common area maintenance expenses, operating expenses and tenant obligations performed by Landlord. Initially, Landlord estimates CAM, tax and insurance to commence at the rate of $2.75 per square foot. Operating expenses and tenant obligations performed by Landlord are to be determined as an estimate
(TBD) and outlined in the Commencement Date letter to be executed at commencement of the Lease Term.

     13. Cost Adjustment of Monthly Payments. Within a reasonable time before commencement of each calendar year during the Lease Term or as soon as reasonably practical thereafter, Landlord shall deliver to tenant a reasonable estimate of anticipated costs for the forthcoming calendar year. Tenant shall pay to Landlord, as additional rent, commencing on the commencement date and continuing on the first day of each calendar month thereafter, an amount equal to one-twelfth (1/12d) of the product obtained by multiplying the estimated costs times Tenant's Prorata Share. The estimated monthly charge for Tenant's Prorata Share of the costs may be adjusted semiannually by Landlord during the calendar year on the basis of Landlord's reasonably anticipated costs. Any costs incurred by Landlord during the year, which were not included in determining the estimated costs may be billed separately to Tenant according to Tenants Prorata Share of the Costs.

     13. Itemized Statement of Costs. Within ninety (90) days following the end of each calendar year, Landlord shall furnish Tenant with a detailed itemized statement covering the calendar year just expired, showing the actual costs for that year, the amount of Tenant's Prorata Share of the costs for such calendar year, and the monthly payments made by Tenant during the year for such costs. If the Tenant's Prorata Share of the actual costs exceeds its prior payments, Tenant shall pay Landlord the deficiency within fifteen (15) days after receipt of the annual statement. If the payments for the calendar year exceed Tenant's Prorata Share of the actual costs, Landlord shall apply the excess against payments toward costs next due. In the event the term of this Lease expires, or this lease is otherwise terminated, Landlord shall compute the credit or deficiency up to the date the Lease expired or was terminated, and payment by Tenant or refund by Landlord, whichever is applicable, shall be made within thirty (30) days after such expiration or termination. Landlord must provide reconciliation within 180 days after the end of each calendar year, at a minimum. Should Landlord not provide reconciliation at least within said 180 day period, Tenant shall not be obligated to pay additional amounts reflected as due per the reconciliation submitted later than 180 days after the end of a calendar year.

                              ADDENDUM B TO LEASE

                                RENEWAL OPTIONS

Demised Premises/Address. 4805 N. 30th Street. Colorado Springs, CO 80903
                          -----------------------------------------------

A.   Option to Extend Term. Landlord grants to Tenant Two (2) option(s) (the
                                                      -------
"Option") to extend the Lease Term for an additional term of (60) months each (the "Extension"), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice delivered to the I ancilord no earlier than One Hundred Sixty (60) months each the (the "Extension") , on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice delivered to the Landlord no earlier than One Hundred Eighty
(180) days before, and no later than One Hundred Twenty (120) days before, the expiration of the Lease Term or the preceding Extension of the Lease Term, whichever is applicable. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default under any provisions of this Lease. [DELETED]

B. Calculation of Rent. The Base Rent during the Extension(s) shall be determined by one of the following methods [check one]:

     [DELETED]

[X] 2. Fair Market Rental Value. The Base Rent during the Extension shall be the Fair market Rental determined as follows:

     a. The "Fair Market Rental" of the Demised Premises means the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of demised premises comparable to the Demised Premises if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of the Demised Premises by Tenant. Upon proper written notice by Tenant to Landlord of Tenant's election to exercise the renewal Option, Landlord shall within fifteen (15) days thereafter notify Tenant in writing of Landlords proposed Fair Market Rental amount and Tenant shall thereupon notify Landlord of Tenant's acceptance or rejection of Landlord's proposed amount. Failure of Tenant to reject Landlords Fair Market Rental amount within days after receipt of Landlords notice shall be deemed Tenant's acceptance of Landlords proposed Fair Market Rental amount within thirty (30) days after receipt of Landlord's notice shall be deemed Tenant's acceptance of Landlord's proposed Fair Market Rental amount.

     b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount prior to the date the option is required to be exercised, the rent for the Extension shall be determined as follows: Within thirty (30) days following the exercise of the option, Landlord and Tenant shall endeavor in good faith to agree upon a single Appraiser (defined below). If Landlord and Tenant are unable to agree upon a single Appraiser within the thirty day period, each shall then appoint one Appraiser by written notice to the other, given within ten (10) days after the thirty day period. Within ten (10) days after the two Appraisers are appointed, the two Appraisers shall appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period the single Appraiser appointed shall determine the Fair Market Rental amount of the Demised Premises. Each parry shall bear the cost of the appraiser appointed by it and the parties shall share equally the cost of the third appraiser. The term "Appraiser" means a Stare Certified Real Estate Appraiser licensed by the State of CO to value commercial property.

     c. The Fair Market Rental Value of the Demised Premises shall be the average of two of the three appraisals which are closest in amount as described below, and the third appraisal shall be disregarded. If the Fair Market Rental is not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the Rent applicable to the Demised Premises immediately prior to the Extension until the Fair Market Rental amount is determined. and when it is determined, Tenant shall pay to Landlord within ten
(10) days after receipt of such notice the difference between the Rent actually paid by Tertant to Landlord and the new Rent determined under this Lease.

C.   [DELETED]

                              ADDENDUM C TO LEASE

                  RIGHT OF FIRST REFUSAL FOR ADDITIONAL SPACE

Demised Premises/Address: 4805 N. 30th Street, Colorado Springs, CO 80903
                          -----------------------------------------------

A. During the initial Lease Term, and any extension thereof, Tenant shall have a right of first refusal (the "Right of First Refusal") to lease the additional space shown on Exhibit B, FLOOR PLAN OR SITE PLAN, attached to this Lease, described or known as Mountain Shadows Business Park - Building 1, containing approximately 10,750 square feet of area (the "Additional Space"), on the same terms and conditions as per this agreement. When Landlord receives a legally sufficient offer which Landlord desires to accept to lease the Additional Space from a third party, Landlord shall notify Tenant in writing and Tenant shall thereafter have ten (10) days in which to accept or reject the offer in writing. If Tenant rejects the offer or fails to properly and timely accept the offer [DELETED], then Landlord shall be free to lease the Additional Space to the third party [DELETED]. If Landlord does not enter into a lease with the third party, the Right of First Refusal shall continue to apply and Landlord shall be required to submit any future offer to Tenant in the foregoing manner.

B. The Right of First Refusal shall, at Landlord's election, be null and void if Tenant is in default under the Lease on the date Landlord would otherwise notify Tenant of the offer concerning the Additional Space or at any time thereafter and prior to commencement of the lease for the Additional Space. After Tenant validly exercises the Right of First Refusal provided herein, the parties shall execute an amendment to the Lease adding the Additional Space, or a new lease for the Additional Space, or such other documentation as Landlord may reasonably require, promptly after Landlord prepares the documentation, in order to confirm the leasing of the Additional Space to Tenant. An otherwise valid exercise of the Right of First Refusal contained herein shall be fully effective, whether or not such confirming documentation is executed.

C. The Right of First Refusal shall apply only with respect to the entire Additional Space and may not be exercised with respect to only a portion thereof, unless only a portion first becomes the subject of a legally sufficient offer acceptable to Landlord (in which case, the Right of First Refusal shall apply to the portion subject to the offer). If the Additional Space, or any portion thereof, is the subject of an offer which includes other building space at the Property, and the offer is acceptable to Landlord, the Right of First Refusal shall apply to the entire building space which is the subject of the offer, and Tenant shall be obligated to either accept or refuse to lease the entire space. [DELETED]

D. If Tenant exercises the Right of First Refusal, Landlord does not guarantee that the Additional Space will be available on the commencement date for the lease thereof if there are additional improvements required to be built or if the then existing occupants of the Additional Space hold over for any reason beyond Landlord's reasonable control. In such event, Tenant's sole recourse shall be that the Rent with respect to the Additional Space shall be abated until Landlord legally delivers possession of the Additional Space to Tenant. Tenant's exercise of such Right of First Refusal shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of the default. If the Lease or Tenant's right to possession of the Demised Premises terminates in any manner before Tenant exercises the right herein provided, or if Tenant has subleased or assigned all or any portion of the Demised Premises, then immediately upon such termination, sublease or assignment, the Right of First Refusal shall simultaneously terminate and become null and void. [DELETED]

E.   [DELETED]

                              ADDENDUM F TO LEASE

                         CONSTRUCTION OF IMPROVEMENTS

Demised Premises/Address: 4805 N. 30th Street, Colorado Springs, CO 80903
                          -----------------------------------------------

A. Construction of improvements.

     1. Landlord agrees to construct (or complete) a building and interior finishes and other improvements upon the Demised Premises in accordance with detailed Plans and Specifications to be promptly prepared by Landlord and delivered to Tenant. Upon approval by Tenant, two or more sets of the Plans and Specifications shall be signed by both parties, with one signed set retained by Tenant. Changes to the Plans and Specifications may be made only by written addenda signed by both parties.

     2. Upon approval of the Plans and Specifications and issuance of a building permit (which will be promptly applied for and diligently pursued by Landlord), Landlord shall promptly begin construction and pursue the construction to its completion with reasonable diligence and in a good and workmanlike manner.

B. Completion Date.

     1. It is estimated by Landlord that the building and other improvements will be completed by May 31, 1999.
                     ------------

     2. Landlord shall notify Tenant in writing within five (5) days of the Date of Completion. Tenant shall then promptly inspect the building and other improvements, and if they have in fact been completed in accordance with the Plans and Specifications, the Lease Term shall begin upon the Date of Completion or on the Commencement Date, whichever is later. If Tenant reasonably determines that the improvements have not been completed in accordance with the Plans and Specifications, Tenant may deliver a written objection to Landlord specifying the deficiencies. If Tenant does not, within ten (10) days after Landlord's notice of completion, deliver to Landlord either a written objection or a written Letter of Acceptance of the improvements, then Tenant shall be deemed to have approved the improvements as constructed and the date of Landlord's notice of completion shall be the Date of Completion.

     3. If the building and other improvements have not in fact been completed in accordance with the Plans and Specifications, and Tenant has delivered to Landlord a written objection specifying the items deemed incomplete, then Landlord shall promptly proceed to finish the incomplete items, and the Lease Term shall begin upon the date that the items are in fact complete.

     4. Completion, as used in this Addendum, means substantial completion. Substantial completion will be deemed to have occurred when (i) Landlord obtains a Certificate of Occupancy issued by the local municipal authorities whose jurisdiction includes the Demised Premises, and (ii) the construction is sufficiently complete in accordance with the Plans and Specifications so that the Tenant is able to occupy or utilize the Demised Premises for its intended use, except for minor "punch list" items remaining to be completed.

C. Letter of Acceptance. Upon Completion of the improvements to the Demised Premises, Tenant agrees to execute and deliver to Landlord, with a copy to the Principal Broker, a Letter of Acceptance, addressed to Landlord and signed by Tenant (or its authorized representative) acknowledging that construction has been completed in accordance with the Plans and Specifications, acknowledging acceptance of the improvements (subject to "punch list" items being completed), acknowledging the Date of Completion, and acknowledging the Commencement Date of the Lease Term.

D. Taking of Possession. The taking of possession of the Demised Premises by Tenant shall be deemed conclusively to be acknowledgment by Tenant that construction has been completed in accordance with Plans and Specifications (except for latent defects and "punch list" items) whether or not a Certificate of Occupancy has been obtained, and that the Lease Term has begun as of the Date of Completion.

E. Failure to Complete. If the building and other improvements have not been completed in accordance with the Plans and Specifications by the date in B(1)
                                                             ----------------
above, or by such date as extended by application of Section 16.02, Tenant
-----
shall have the right and option to terminate this Lease by giving written notice of Tenant's intention to terminate as of a certain date specified by Tenant in the notice of termination (the "Termination Date"). The notice must be given to Landlord not less than fifteen (15) days prior to the Termination Date. If the building and other improvements have not been completed by the Termination Date, this Lease shall terminate, unless further extended by Tenant in writing, with no further liability of one party to the other.

F.   EXTENSION OF COMPLETION DATE.

The completion date shall be extended one (1) day for each day that Landlord's General Contractor is unable to work because of delays caused by rain, snow, or extreme cold. [DELETE] In order to obtain the benefit of these extensions of the Date of Completion or any extension by application of Section 16.02, Landlord must promptly notify Tenant in writing of the occurrence of such event(s). Such notice must specify the date upon which such event occurred and the estimated number of days that the work is anticipated to be delayed.

G.   WARRANTY OF CONSTRUCTION.

Notwithstanding anything to the contrary contained herein (including without limitation Sections 6.01, 6.02 and 7.01), Landlord represents and warrants to Tenant that the Demised Premises shall be constructed in accordance with the Plans and Specifications in a good and workmanlike manner free of latent, structural or construction defects and in compliance with all applicable laws and regulations including all zoning laws and the ADA. Such representation and warranty shall survive for a period of one (1) year after the Date of Completion, and Landlord agrees to promptly correct any defect or item of non-compliance for which Tenant delivers to landlord written notice prior to the expiration of such period.

H.   FINISH-OUT.

Tenant shall have a finish-out allowance of $26.00 per square foot to be used for Tenant improvements, space planning, and design documents (including plans and specifications) (Tenant Occupancy Expense). Tenant may select high quality non-standard materials, if the design selection so dictates. However, Tenant shall pay any costs over and above the allowance amount to Landlord upon receipt of an invoice from Landlord after the Date of Completion. If Tenant requests, Landlord will amortize the cost over and above the allowance amount over the initial ten year term of the lease, at an interest rate of nine (9%) percent per annum.

1. TENANT OCCUPANCY EXPENSE.

The Tenant Occupancy Expense shall include, but shall not be limited to, all items necessary to open and maintain an office for Tenant's business in a generally accepted manner and according to all prevailing government codes, with the exception of all work to improve and to construct on the Property site a new "Shell" building in which the Demised Premises are to be located and to improve said site as outlined below, in accordance with the general site plan attached to this lease as a part of this Addendum "F". It is understood and agreed that in the construction of said building, Landlord shall furnish and install the following general features:

     a. Total site improvements consisting of all exterior paving, sidewalks, landscaping, lawn sprinkler, lighting and utilities per approved development plan.

     b. An architcctural painted tilt-up concrete wall panel shell building complete with concrete flooring, and glass exterior storefronts with windows per city approved permit plans, as well as, at all overhead door openings.

     c. All utilities will be stubbed to the building including electrical, water, fire protection, gas and sewer. All distribution will be covered in the tenant finish allowance except the sanitary sewer, which will be distributed in a floor leave-out for future tenant connections.

     d. The HVAC system units will be set on the roof with all duct distribution being covered in the tenant allowance.

     e. The electrical service for the total building will be 1600 amps, 3-phase, 208/210 voltage at the main panel.

     It is understood and agreed that Tenant finish-out improvement work would include but not be limited to interior walls, doors, ceilings, toilet facilities, exterior wall insulation, lighting, fire protection piping, etc...

                  MOUNTAIN SHADOWS BUSINESS PARK FILING NO. 1

                               DEVELOPMENT PLAN

                             [SURVEY OF PROPERTY]

                              ADDENDUM G TO LEASE

                             RULES AND REGULATIONS

Demised Premises/Address: 4805 N. 30th Street, Colorado Springs, CO 80903
                          -----------------------------------------------

A. Application. The following standards shall affect and shall be observed by Tenant, Tenant's employees and invitees, for the mutual safety, cleanliness, care, protection, comfort and convenience of all tenants and occupants of the Property, and shall be applicable to the building(s), to the parking garages, if any, to the common areas, driveways, parking lots, and to the Demised Premises, including the land situated beneath and any appurtenances thereto.

B. Consent Required. Any exception to these Rules and Regulations must first be approved in writing by Landlord. For purposes of these Rules and Regulations, the term "Landlord" includes the building manager, the building manager's employees, and any other agent or designee authorized by Landlord to manage or operate the Property.

C.   Rules and Regulations:

     1. Tenant may not conduct any auction, "flea market" or "garage sale" on the Demised Premises nor store any goods or merchandise on the Property except for Tenant's own business use. Food may not be prepared in the Demised Premises except in small amounts for consumption by Tenant. Vending machines or dispensing machines may not be placed in the Demised Premises without Landlord's written approval. The Demised Premises may not be used or occupied as sleeping quarters or for lodging purposes. Animals may not be kept in or about the Property.

     2. Tenant shall not obstruct sidewalks, driveways, loading areas, parking areas, corridors, hallways, vestibules, stairs and other similar areas designated for the collective use of tenants, or use such areas for Tenant's storage, temporary or otherwise, or for any purpose other than ingress and egress to and from the Demised Premises. Tenant shall comply with parking rules and guidelines as may be posted on the Property from time to time.

     3. Tenant shall not make any loud noises, unusual vibrations, unpleasant odors, objectionable or illegal activities on the Property. Tenant shall not permit the operation of any equipment in the Demised Premises that could annoy other occupants of the Property. Tenant shall not interfere with the possession of other tenants of the Property.

     4. Tenant may not bring any flammable, explosive, toxic, noxious, dangerous or hazardous materials onto the Property.

     5. Installation of security systems, telephone, television and other communication cables, fixtures and equipment must comply with Section
          7.04 of die Lease, except that routine installation and construction of normal communication devices which do not require any holes in the roof or exterior walls of the Property do not require the written approval of Landlord.

     6. Movement into or out of the building through public entrances, lobbies or corridors which requires use of a hand truck, dolly or pallet jack to carry freight, furniture, office equipment, supplies and other large or heavy material, must be limited to the service entrances and freight elevators only and must be done at times and in a manner so as not to unduly inconvenience other occupants of the Property. All wheels for such use must have rubber tires and edge guards to prevent damage to the building. Tenant shall be responsible for and shall pay all costs to repair damages to the building caused by the movement of materials by Tenant.

     7. Requests by Tenant for building services, maintenance and repair must be made in writing to the office of the building manager designated by Landlord and must be dated. Tenant shall give prompt written notice to Landlord of any significant damage to or defects in the Demised Premises or the Property, especially including plumbing, electrical and mechanical systems, heating, ventilating and air conditioning systems, roofs, windows, doors, foundation and structural components, regardless of whose responsibility it is to repair such damage.

     8. Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord. If Tenant changes locks or installs additional locks on the Property, Tenant shall within five days thereafter provide Landlord with a copy of each separate key to each lock. Upon termination of Tenant's occupancy of the Demised

          Premises, Tenant must surrender all keys to the Demised Premises and to the Property to Landlord.

     9. Harmful liquids, toxic wastes, bulky objects, insoluble substances and other materials which may cause clogging, stains or damage to plumbing fixtures or systems must not be placed in the lavatories, water closets, sinks, or drains. Tenant must pay the costs to repair and replace drains, plumbing fixtures and piping which is required because of damage caused by Tenant.

     10. Tenant shall cooperate with Landlord and other occupants of the Property in keeping the Property and the Demised Premises neat and clean. Nothing may be swept, thrown or left in the corridors, stairways, elevator shafts, lobbies, loading areas, parking lots or any other common areas on the Property. All trash and debris must be properly placed in receptacles provided therefor.

     11. Landlord has the power and authority to regulate the weight and position of heavy furnishings and equipment on the floor of the Demised Premises, including safes, groups of filing cabinets, machines, and any other item which may overload the floor. Tenant shall notify the Landlord when heavy items are to be taken into or out of the building, and the placement and transportation of heavy items may be done only with the prior written approval of Landlord.

     12. No window screens, blinds, draperies, awnings, solar screen films, window ventilators or other materials visible from the exterior of the Demised Premises may be placed in the Demised Premises without Landlord's approval. Landlord is entitled to control all lighting that maybe visible from the exterior of the building.

     13. No advertisement, sign, notice, handbill, poster or banner may be exhibited, distributed, painted or affixed upon the Property. No directory of tenants is allowed on the Property other than that provided by Landlord.

     14. Tenant agrees to cooperate with and assist Landlord in the prevention of peddling, canvassing and soliciting on the Property.

     15. Tenant accepts any and all liability for damages and injuries to persons and property resulting from the serving and sales of alcoholic beverages on or from the Property.

     16. Any person entering and leaving the building before and after normal working hours, or building hours if posted by Landlord, whichever applies, maybe required to identify himself to security personnel by signing a list and giving the time of day and destination or location of the applicable Demised Premises. Normal building business hours are established by Landlord from time to time.

D. Revisions. Landlord reserves the right to revise and/or rescind any of these Rules and Regulations and to make additional rules which Landlord may determine are necessary from time to time for the safety, care, cleanliness, protection, comfort and convenience of the tenants and occupants of the Property and for the care, protection and cleanliness of the building. Revisions and additions will be binding upon the Tenant as if they had been originally prescribed herein when furnished in writing by Landlord to Tenant, provided the additions and revisions apply equally to all tenants occupying the Property.

E. Enforcement. Any failure or delay by Landlord in enforcing these Rules and Regulations will not prevent Landlord from enforcing these Rules and Regulations in the future. If any of these Rules and Regulations is determined to be unenforceable, it shall be severed from this Lease without affecting the remainder of these Rules and Regulations.

RENT SCHEDULE                 ADDENDUM "H"                   FILE NAME: CHEAPRPS
CHEAP TICKETS, INC.
  11/19/98                    Page 1 of 3


GUARANTEED MINIMUM RENTAL (BASE RENT):
       INITIAL SQUARE FOOTAGE            15,000  11.50  $172,500.00  $14,375.00
       ADD COMMITTED S.F.                10,000  11.50  $115,000.00  $ 9,583.33
       TOTAL SQUARE FOOTAGE              25,000         $287,500.00  $23,958.33


       MONTHS 1 THRU 3                              43,125.00  14,375.00 /MONTH
       MONTHS 4 THRU 12             258,749.97     215,624.97  23,958.33 /MONTH
       MONTHS 13 THRU 24              5,175.00     293,250.00  24,437.50 /MONTH
       MONTHS 25 THRU 36              5,750.00     299,115.00  24,926.25 /MONTH
       MONTHS 37 THRU 48                           305,097.36  25,424.78 /MONTH
       MONTHS 49 THRU 60                           311,199.24  25,933.27 /MONTH
       MONTHS 61 THRU 72                           317,423.28  26,451.94 /MONTH
       MONTHS 73 THRU 84                           323,771.64  26,980.97 /MONTH
       MONTHS 85 THRU 96                           330,247.08  27,520.59 /MONTH
       MONTHS 97 THRU 108                          336,852.12  28,071.01 /MONTH
       MONTHS 109 THRU 120                         343,589.16  28,632.43 /MONTH
                                               --------------
                                                 3,119,294.85
                                               ==============
SECURITY DEPOSIT:                               $   28,632.43
                                               ==============

ESTIMATED CAM, INSURANCE & TAXES (CIT):                $2.75 PER YEAR
                              10,000 S.F.              $2,291.67 /MONTH
                              15,000 S.f.              $3,437.50 /MONTH

ESTIMATED COMMENCEMENT OF LEASE              06/01/99

                                                                               ESTIMATED
                                                  $2.75                          TENANT
MONTH       ESTIMATED DUE     ESTIMATED BASE     ESTIMATED        ESTIMATED    OBLIGATIONS       TOTAL
            DATES             RENT               CAM, TAX & INS   OPERATING     PERFORMED      RENT PMT.
                                                  CHARGES         EXPENSES     BY LANDLORD       DUE          COMMENTS
==================================================================================================================================
1            06/01/99          14,375.00           2,291.67       TO BE                          16,666.67
                                                                  DETERMINED
2            07/01/99          14,375.00           2,291.67         TBD            TBD           16,666.67
3            08/01/99          14,375.00           2,291.67         TBD            TBD           16,666.67
4            09/01/99          23,958.33           3,437.50         TBD            TBD           27,395.83
5            10/01/99          23,958.33           3,437.50         TBD            TBD           27,395.83
6            11/01/99          23,958.33           3,437.50         TBD            TBD           27,395.83
7            12/01/99          23,958.33           3,437.50         TBD            TBD           27,395.83  ADJUST ADDITIONAL RENTS
                                                                                                            BASED ON ACTUALS.
8            01/01/00          23,958.33           3,437.50         TBD            TBD           27,395.83
9            02/01/00          23,958.33           3,437.50         TBD            TBD           27,395.83
10           03/01/00          23,958.33           3,437.50         TBD            TBD           27,395.83
11           04/01/00          23,958.33           3,437.50         TBD            TBD           27,395.83
12           05/01/00          23,958.33           3,437.50         TBD            TBD           27,395.83
13           06/01/00          24,437.50           3,437.50         TBD            TBD           27,875.00  2% INCREASE
14           07/01/00          24,437.50           3,437.50         TBD            TBD           27,875.00
15           08/01/00          24,437.50           3,437.50         TBD            TBD           27,875.00
16           09/01/00          24,437.50           3,437.50         TBD            TBD           27,875.00
17           10/01/00          24,437.50           3,437.50         TBD            TBD           27,875.00
18           11/01/00          24,437.50           3,437.50         TBD            TBD           27,875.00
19           12/01/00          24,437.50           3,437.50         TBD            TBD           27,875.00  ADJUST ADDITIONAL RENTS
                                                                                                            BASED ON ACTUALS.
20           01/01/01          24,437.50           3,437.50         TBD            TBD           27,875.00
21           02/01/01          24,437.50           3,437.50         TBD            TBD           27,875.00
22           03/01/01          24,437.50           3,437.50         TBD            TBD           27,875.00
23           04/01/01          24,437.50           3,437.50         TBD            TBD           27,875.00
24           05/01/01          24,437.50           3,437.50         TBD            TBD           27,875.00
25           06/01/01          24,926.25           3,437.50         TBD            TBD           28,363.75  2% INCREASE
26           07/01/01          24,926.25           3,437.50         TBD            TBD           28,363.75
27           08/01/01          24,926.25           3,437.50         TBD            TBD           28,363.75

RENT SCHEDULE                 ADDENDUM "H"                   FILE NAME: CHEAPRPS
CHEAP TICKETS, INC.
  11/19/98                    Page 2 of 3

                                              $2.75 ESTIMATED   ESTIMATED     ESTIMATED TENANT
            ESTIMATED DUE   ESTIMATED BASE    CAM, TAX & INS    OPERATING       OBLIGATIONS        TOTAL RENT PMT.
  MONTH        DATES            RENT             CHARGES        EXPENSES    PERFORMED BY LANDLORD        DUE         COMMENTS
====================================================================================================================================
  28          09/01/01        24,926.25      3,437.50         TBD             TBD         28,363.75
  29          10/01/01        24,926.25      3,437.50         TBD             TBD         28,363.75
  30          11/01/01        24,926.25      3,437.50         TBD             TBD         28,363.75
  31          12/01/01        24,926.25      3,437.50         TBD             TBD         28,363.75      ADJUST ADDITIONAL RENTS
                                                                                                         BASED ON ACTUALS
  32          01/01/02        24,926.25      3,437.50         TBD             TBD         28,363.75
  33          02/01/02        24,926.25      3,437.50         TBD             TBD         28,363.75
  34          03/01/02        24,926.25      3,437.50         TBD             TBD         28,363.75
  35          04/01/02        24,926.25      3,437.50         TBD             TBD         28,363.75
  36          05/01/02        24,926.25      3,437.50         TBD             TBD         28,363.75
  37          06/01/02        25,424.78      3,437.50         TBD             TBD         28,862.28      2% INCREASE
  38          07/01/02        25,424.78      3,437.50         TBD             TBD         28,862.28
  39          08/01/02        25,424.78      3,437.50         TBD             TBD         28,862.28
  40          09/01/02        25,424.78      3,437.50         TBD             TBD         28,862.28
  41          10/01/02        25,424.78      3,437.50         TBD             TBD         28,862.28
  42          11/01/02        25,424.78      3,437.50         TBD             TBD         28,862.28
  43          12/01/02        25,424.78      3,437.50         TBD             TBD         28,862.28    ADJUST ADDITIONAL RENTS
                                                                                                       BASED ON ACUALS.
  44          01/01/03        25,424.78      3,437.50         TBD             TBD         28,862.28
  45          02/01/03        25,424.78      3,437.50         TBD             TBD         28,862.28
  46          03/01/03        25,424.78      3,437.50         TBD             TBD         28,862.28
  47          04/01/03        25,424.78      3,437.50         TBD             TBD         28,862.28
  48          05/01/03        25,424.78      3,437.50         TBD             TBD         28,862.28
  49          06/01/03        25,933.27      3,437.50         TBD             TBD         29,370.77    2% INCREASE
  50          07/01/03        25,933.27      3,437.50         TBD             TBD         29,370.77
  51          08/01/03        25,933.27      3,437.50         TBD             TBD         29,370.77
  52          09/01/03        25,933.27      3,437.50         TBD             TBD         29,370.77
  53          10/01/03        25,933.27      3,437.50         TBD             TBD         29,370.77
  54          11/01/03        25,933.27      3,437.50         TBD             TBD         29,370.77
  55          12/01/03        25,933.27      3,437.50         TBD             TBD         29,370.77    ADJUST ADDITIONAL RENTS
                                                                                                       BASED ON ACTUALS.

  56          01/01/04        25,933.27      3,437.50         TBD             TBD         29,370.77
  57          02/01/04        25,933.27      3,437.50         TBD             TBD         29,370.77
  58          03/01/04        25,933.27      3,437.50         TBD             TBD         29,370.77
  59          04/01/04        25,933.27      3,437.50         TBD             TBD         29,370.77
  60          05/01/04        25,933.27      3,437.50         TBD             TBD         29,370.77
  61          06/01/04        26,451.94      3,437.50         TBD             TBD         29,889.44    2% INCREASE
  62          07/01/04        26,451.94      3,437.50         TBD             TBD         29,889.44
  63          08/01/04        26,451.94      3,437.50         TBD             TBD         29,889.44
  64          09/01/04        26,451.94      3,437.50         TBD             TBD         29,889.44
  65          10/01/04        26,451.94      3,437.50         TBD             TBD         29,889.44
  66          11/01/04        26,451.94      3,437.50         TBD             TBD         29,889.44
  67          12/01/04        26,451.94      3,437.50         TBD             TBD         29,889.44    ADJUST ADDITIONAL RENTS
                                                                                                       BASED ON ACTUALS.
  68          01/01/05        26,451.94      3,437.50         TBD             TBD         29,889.44
  69          02/01/05        26,451.94      3,437.50         TBD             TBD         29,889.44
  70          03/01/05        26,451.94      3,437.50         TBD             TBD         29,889.44
  71          04/01/05        26,451.94      3,437.50         TBD             TBD         29,889.44
  72          05/01/05        26,451.94      3,437.50         TBD             TBD         29,889.44
  73          06/01/05        26,980.97      3,437.50         TBD             TBD         30,418.47    2% INCREASE
  74          07/01/05        26,980.97      3,437.50         TBD             TBD         30,418.47
  75          08/01/05        26,980.97      3,437.50         TBD             TBD         30,418.47
  76          09/01/05        26,980.97      3,437.50         TBD             TBD         30,418.47
  77          10/01/05        26,980.97      3,437.50         TBD             TBD         30,418.47
  78          11/01/05        26,980.97      3,437.50         TBD             TBD         30,418.47
  79          12/01/05        26,980.97      3,437.50         TBD             TBD         30,418.47    ADJUST ADDITIONAL RENTS
                                                                                                       BASED ON ACTUALS.
  80          01/01/06        26,980.97      3,437.50         TBD             TBD         30,418.47
  81          02/01/06        26,980.97      3,437.50         TBD             TBD         30,418.47
  82          03/01/06        26,980.97      3,437.50         TBD             TBD         30,418.47
  83          04/01/06        26,980.97      3,437.50         TBD             TBD         30,418.47

RENT SCHEDULE                 ADDENDUM "H"                   FILE NAME: CHEAPRPS
CHEAP TICKETS, INC.
  11/19/98                    Page 3 of 3

                                              $2.75 ESTIMATED   ESTIMATED     ESTIMATED TENANT
            ESTIMATED DUE   ESTIMATED BASE    CAM, TAX & INS    OPERATING       OBLIGATIONS        TOTAL RENT PMT.
  MONTH        DATES            RENT             CHARGES        EXPENSES    PERFORMED BY LANDLORD        DUE         COMMENTS
====================================================================================================================================
84           05/01/06        26,980.97          3,437.50           TBD              TBD               30,418.47    TENANT MAY
                                                                                                                   TERMINATE AT END
                                                                                                                   OR 84TH MONTH
                                                                                                                   W/180 DAY NOTICE
                                                                                                           0.00    2% INCREASE
85           06/01/06        27,520.59          3,437.50           TBD              TBD               30,958.09
86           07/01/06        27,520.59          3,437.50           TBD              TBD               30,958.09
87           08/01/06        27,520.59          3,437.50           TBD              TBD               30,958.09
88           09/01/06        27,520.59          3,437.50           TBD              TBD               30,958.09
89           10/01/06        27,520.59          3,437.50           TBD              TBD               30,958.09
90           11/01/06        27,520.59          3,437.50           TBD              TBD               30,958.09
91           12/01/06        27,520.59          3,437.50           TBD              TBD               30,958.09    ADJUST ADDITIONAL
                                                                                                                   RENTS BASED ON
                                                                                                                   ACTUALS.
92           01/01/07        27,520.59          3,437.50           TBD              TBD               30,958.09
93           02/01/07        27,520.59          3,437.50           TBD              TBD               30,958.09
94           03/01/07        27,520.59          3,437.50           TBD              TBD               30,958.09
95           04/01/07        27,520.59          3,437.50           TBD              TBD               30,958.09
96           05/01/07        27,520.59          3,437.50           TBD              TBD               30,958.09
97           06/01/07        28,071.01          3,437.50           TBD              TBD               31,508.51    2% INCREASE
98           07/01/07        28,071.01          3,437.50           TBD              TBD               31,508.51
99           08/01/07        28,071.01          3,437.50           TBD              TBD               31,508.51
100          09/01/07        28,071.01          3,437.50           TBD              TBD               31,508.51
101          10/01/07        28,071.01          3,437.50           TBD              TBD               31,508.51
102          11/01/07        28,071.01          3,437.50           TBD              TBD               31,508.51
103          12/01/07        28,071.01          3,437.50           TBD              TBD               31,508.51    ADJUST ADDITIONAL
                                                                                                                   RENTS BASED ON
                                                                                                                   ACTUALS.
104          01/01/08        28,071.01          3,437.50           TBD              TBD               31,508.51
105          02/01/08        28,071.01          3,437.50           TBD              TBD               31,508.51
106          03/01/08        28,071.01          3,437.50           TBD              TBD               31,508.51
107          04/01/08        28,071.01          3,437.50           TBD              TBD               31,508.51
108          05/01/08        28,071.01          3,437.50           TBD              TBD               31,508.51
109          06/01/08        28,632.43          3,437.50           TBD              TBD               32,069.93    2% INCREASE
110          07/01/08        28,632.43          3,437.50           TBD              TBD               32,069.93
111          08/01/08        28,632.43          3,437.50           TBD              TBD               32,069.93
112          09/01/08        28,632.43          3,437.50           TBD              TBD               32,069.93
113          10/01/08        28,632.43          3,437.50           TBD              TBD               32,069.93
114          11/01/08        28,632.43          3,437.50           TBD              TBD               32,069.93
115          12/01/08        28,632.43          3,437.50           TBD              TBD               32,069.93    ADJUST ADDITIONAL
                                                                                                                   RENTS BASED ON
                                                                                                                   ACTUALS.
116          01/01/09        28,632.43          3,437.50           TBD              TBD               32,069.93
117          02/01/09        28,632.43          3,437.50           TBD              TBD               32,069.93
118          03/01/09        28,632.43          3,437.50           TBD              TBD               32,069.93
119          04/01/09        28,632.43          3,437.50           TBD              TBD               32,069.93
120          05/01/09        28,632.43          3,437.50           TBD              TBD               32,069.93    ADJUST ADDITIONAL
                                                                                                                   RENTS BASED ON
                                                                                                                   ACTUALS.
TOTAL                     3,119,294.85        409,062.51                                           3,528,357.36
RENT

May 17, 1999



Mr. Dan Ternes
CHEAP TICKETS, INC.
1440 Kapiolani Blvd., Suite 800
Honolulu, Hawaii 96814

Re: First Amendment - Commercial Lease Agreement dated December 22, 1998, by and between Cheap Tickets, Inc. (Tenant) and Connell Development Co. (Landlord), for approximately 25,000 square feet of space in Mountain Shadows Business Park - Building 1

Dear Dan:

This letter shall serve to amend the above referenced Commercial Least Agreement, as follows:

(1) Article 1.02, Landlord - Connell Development Co. is hereby deleted as Landlord. CS Mountain Shadows Business Park, Ltd. replaces Connell Development Co. as Landlord. The mailing address, location and phone numbers remain unchanged.

(2) Article 1.04 (C) - Floor Area or Site Plan - It is hereby agreed that the floor area for the Demised Premises is 25,065 square feet, which includes Tenant's prorata portion of the common mechanical room.

(3) Addendum F, Section B (1) - The estimated completion date of the building and other improvements is hereby amended to June 23, 1999.

(4) Addendum F, Section H, Finish-Out - It is hereby agreed that the Tenant's finish-out cost is $690,629.24 based upon the plan documents which are listed on Exhibit "A" attached hereto, and the outline modification qualification #3 dated May 14, 1999, attached hereto as Exhibit "B". This is a cost over and above the finish-out allowance of $650,000.00 by $40,629.24, which is to be reimbursed by Tenant to Landlord.

(5)  All other term and conditions remain unchanged.

Please have this First Amendment executed to place it into effect and return one fully executed original to me for our files. Should you have any questions, please do not hesitate to call.

Very truly yours,

CONNELL DEVELOPMENT CO.                CS MOUNTAIN SHADOWS BUSINESS PARK, LTD.
                                       BY: CONNELL DEVELOPMENT CO., GEN. PARTNER

/s/ Thomas H. Stewart                  /s/ Thomas H. Stewart
---------------------------------      ---------------------------------
Thomas H. Stewart, Vice President      Thomas H. Stewart, Vice President

AGREED TO AND ACCEPTED this the 25th day of May, 1999.

CHEAP TICKETS, INC.

/s/ Mike Hartley
---------------------------------
Mike Hartley, President & CEO

Contract Documents - Exhibit "A"
Cheap Tickets, Inc.
4805 N. 30th Street, Suite 103
Colorado Springs, Colorado



                                  EXHIBIT "A"

RE:  Contract Documents
     Cheap Tickets, Inc.
     4805 N. 30th Street, Suite 103
     Colorado Springs, Colorado

1. Frank L. Meier Associates, Inc. and Perry Hescock and Associates Drawings entitled "Cheap Tickets, Inc.", enumerated, entitled and dated as follows:

     .    Sheet A-01 Sheet Index, dated 3/12/99 (date issued).

     . Sheet A-02 Site Plan, dated 3/12/99 (date issued), revision #2 dated 4/20/99.

     . Sheet A-03 Building One Floor Plan, dated 3/12/99 (date issued), revision #1 dated 4/19/99.

     . Sheet A-04 Floor Plan @ 1/8", dated 3/12/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/20/99.

     . Sheet A-05 Elevations, dated 3/12/99 (date issued), revision #1 dated 4/19/99.

     . Sheet A-06 Reflected Ceding Plan, dated 3/12/99 (date issued), revision #2 dated 3/20/99.

     . Sheet A-07 Interior Elevations/ 1/4" Plans, dated 3/12/99 (date issued), revision #1 dated 4/19/99.

     . Sheet A-08 Schedules/Door Details/Wall Details, dated 3/12/99 (date issued), revision #2 dated 3/20/99.

     . Sheet A-09 System Furniture Layout, dated 3/12/99 (date issued), revision #2 dated 3/20/99.

     . Sheet M-1 Floor Plan - Mechanical, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99
          (Engineers Stamp).

     . Sheet M-2 Mechanical Details, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99 (Engineers Stamp).

Contract Documents - Exhibit "A"
Cheap Tickets, Inc.
4805 N. 30th Street, Suite 103
Colorado Springs, Colorado


     . Sheet E-1 Lighting Floor Plan, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99 (Engineers
          Stamp).

     . Sheet E-2 Electrical Power Plan, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, revision #3 dated 4/27/99, 4/27/99 (Engineers Stamp).

     . Sheet E-3 Electrical Cable Tray, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99 (Engineers
          Stamp).

     . Sheet E-4 Roof Plans, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99 (Engineers Stamp).

     . Sheet E-5 Floor Plans, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, revision #3 dated 4/27/99, 4/27/99
          (Engineers Stamp).

     . Sheet E-6 Electrical Panels, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, revision #3 dated 4/27/99, 4/27/99 (Engineers Stamp).

     . Sheet E-7 Electrical Riser Diagram, dated 3/19/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, revision #3 dated 4/27/99, 4/27/99 (Engineers Stamp).

     . Sheet P-1 Floor Plans, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99 (Engineers Stamp).

     . Sheet P-2 Floor Plans, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99 (Engineers Stamp).

     . Sheet P-3 Floor Plans, dated 3/18/99 (date issued), revision #1 dated 4/19/99, revision #2 dated 4/19/99, 4/27/99 (Engineers Stamp).

2. Frank L. Meier Associates, Inc. Project Manual entitled "Cheap Tickets, Mountain Shadows Business Park, Colorado Springs, Colorado", dated 3/12/99.

                                  EXHIBIT "B"

CONNELL CONSTRUCTION COMPANY
Cheap Tickets, Inc.
4805 N. 30th  Street, Suite 103
Colorado Springs, Colorado
May 14, 1999
Final Budget



01000  General Conditions
       Includes Architectural Design Fees, Mechanical, Electrical and Plumbing Engineering Design Fees, Building Permit, Supervision, Payroll Taxes, Workers Comp. Insurance, General Liability Insurance, Builders Risk Insurance, Misc. Office Expenses i.e. Delivery, Postage, Telephone, etc.

03300  Concrete
       Includes sawcut and removal of existing floors for the installation of new restroom and breakroom plumbing. Pour back concrete after rough plumbing is Installed. Add additional pavement markings for parking spaces in rear of budding.

04200  06100 Rough Carpentry
       Install non-com blocking in walls for millwork, toilet partitions and toilet accessories. Install platform and ramp in open office area. Ramp to be 12" high. Width and length to coordinate with Pleion Furniture so that furniture panels fall in front of platform.

06200  Finish Carpentry
       Includes plastic laminate upper and lower cabinets in both breakrooms, plastic laminate vanity tops in all restrooms and plastic laminate upper and lower cabinets in copy room 102. Install wood crown mold, base mold and chairail in reception room and conference room 130.

07200  Insulation
       Includes R-19 unfaced batt insulation in the ceiling of Conference Room 130, Men's Restroom 117 & 135 and Women's Restroom 114 & 136, R-8 unfaced batt insulation in exterior walls up to ceiling grid, R-11 sound attenuation batt insulation in restroom walls and conference room 130. 6" R-19 sound attenuation batt insulation in demising wall.

07600  Flashing
       Includes patching roof at all electrical conduit penetrations, plumbing vent pipe penetration and mechanical line-set penetrations.

Contract Documents - Exhibit "B"
Cheap Tickets, Inc.
4805 N. 30th Street, Suite 103
Colorado Springs, Colorado


08200  Door/Frames/Hardware
       Includes all interior Raco aluminum doorframes, Haley prefinished wood doors, Hinges, Door Closers, Locksets, Latchsets and Doorstops. Doors, frames and hardware to be installed per drawings and specifications.

08800  Glazing
       Install full width mirrors over all vanity tops in restrooms.

09250  Drywall/Ceilings
       Includes acoustical ceiling grid and tile. Ceiling is at 10' except where noted on drawings at 12'. Ceilings in restrooms are sheetrock, framed at approximately 9'-6". Demising wall to deck with type X sheetrock on both sides. Office partitions framed to underside of ceiling grid. AD walls are taped and bedded with a light orange peel texture except for areas that receive wallcovering. Wallcovering areas will have a slick finish.

09310  Fiber Reinforced Panels
       Includes fiber reinforced panel wainscot in all restrooms with a painted wood cap in lieu of ceramic tile.

09680  Flooring
       Flooring is as follows: Armstrong SDT 51951 Armor Grey Tile, installed in rooms 144 Computer/Telecom & 142 Telecom. Armstrong 51929 Sandy Beach, installed in rooms 102 Copy Room, 107 Storage, 112 Break Room, 113 Janitor, 114 Women's Restroom, 117 Men's Restroom, 119 Breakroom, 134 Janitor, 124 Storage, 135 Men's Restroom, 136 Women's Restroom and 143 Electrical Room. Interface Pacific Coast Highway installed direct glue in all other rooms. Rubber base throughout

09900  Painting/Wallcovering
       All walls to receive paint except for the reception area and conference room 130. Paint will be an eggshell finish. Wallcovering installed in reception room and conference room 130. Molding in conference room and reception to be stained.

10162  Toilet Partitions/Accessories
       Includes painted metal toilet partitions at all toilets and urinal screens between the urinals. ADA approved grab bars at each handicap stall, double toilet tissue holders at each toilet stall, combination paper towel/waste receptacle recessed in wall in each restroom. Soap dispensers at each lavatory.

10400  Identifying Devices
       ADA restroom signage installed at each restroom door. Identification signs at janitor's closets and electrical rooms.

Contract Documents - Exhibit "A"
Cheap Tickets, Inc.
4805 N. 30th Street, Suite 103
Colorado Springs, Colorado



10521  Fire Extinguishers
       Fire extinguisher type and location installed per City of Colorado Springs Fire Department.

15400  Plumbing
       Install plumbing for restrooms and breakrooms including rough plumbing and fixtures. Install gas for roof top units from units to gas meter. All plumbing per plans and specifications and the City of Colorado Springs Plumbing codes.

15800  HVAC
       Includes all ductwork, thermostats, duct smoke detectors for the (12) roof top units. Includes ductwork, thermostat, duct smoke detectors, line-set, air handler and condenser for one computer room unit. Does not include the Trane Tracker microprocessor based sequential starting control system. Does not include the cost of the (12) roof top units, curbs, installation or roofing.

16000  Electrical
       All electrical per plans and specifications and modifications made to the drawings in the meeting with Dan Ternes, Tim Case, Perry Hescock (conference call), Alan McHargue, and Bobby Chrism an May 6, 1999 in Colorado Springs. Modifications are including but not limited to delete transfer switch, delete generator, delete exterior lighting at generator, change downlights in restrooms, add batteries to emergency lights per city code, rework circuits to emergency fixtures, delete eight RTU GFI outlets, Modify panels, delete 60 circuits to the system furniture, connect power to system furniture, relocate panels as needed, relocate existing UPS system, use alternate TVSS panel system, delete maintenance bypass and transformer. We are using existing UPS system. There are no guarantees or warranties with the existing equipment used. Fire Alarm system per plans and specifications. Ring and string only for all data and phone outlets. Any additional electrical need for owner supplied equipment that is not on drawings is extra.

General Notes

All appliances i.e. dishwashers and icemakers have not been included in this proposal.

Install fire sprinkler system in lease space by order of City of Colorado Springs Regional Building Department and Fire Department. High Temp will be used in Computer/Telcom Room.